UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025

Bit Digital, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38421	98-1606989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Hudson Yards, Floor 11 New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 463-5121
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $.01 par value	BTBT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Subsidiary Initial Public Offering

On June 25, 2025, Bit Digital, Inc. (the “Company”) issued a press release announcing the proposed initial public offering of its wholly-owned HPC subsidiary, WhiteFiber, Inc. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Business Strategy Update

On June 25, 2025, the Company also issued a press release announcing that it has initiated a strategic transition to become a pure play Ethereum (“ETH”) staking and treasury company. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The strategic transition reflects the Company’s long-standing conviction and expertise in the Ethereum ecosystem. The Company began accumulating ETH and operating staking infrastructure in 2022 and has steadily increased its holdings since that time. As of March 31, 2025, the Company held 24,434 ETH, valued at approximately $44.6 million based on then-prevailing market prices. Of that total, 21,568 ETH was staked natively on the Ethereum network through a third-party validator operated by Figment Inc. For the year ended December 31, 2024, the Company generated an average of 3.2% annual percentage yield of ETH.

Given increased regulatory clarity, including the recently passed GENIUS Act, the Company views ETH as a digitally native store of value and foundational infrastructure for decentralized applications and stablecoins. Accordingly, the Company intends to grow its ETH position over time, supported by staking rewards. Through staking, the Company earns rewards that can be reinvested into ETH or used for general corporate purposes. The Company believes that its strategy will drive growth in ETH per ordinary share outstanding.

The Company safeguards its ETH using institutional-grade custodians, including Fireblocks Inc. and Cactus Custody Holding Company. Over time, management expects ETH holdings and staking income to represent the primary source of shareholder value. This strategy marks a significant evolution of the Company’s business model, aligning its capital structure and value proposition with the performance of ETH and associated network economics. The Company believes this approach offers investors a liquid, regulated vehicle for long-term ETH exposure, combining capital markets access with the income potential of Ethereum’s proof-of-stake network.

The Company has commenced a strategic alternatives process for its bitcoin mining operations that is expected to result in their sale or wind-down, with any net proceeds to be re-deployed into ETH. As of March 31, 2025, the Company held 417.6 bitcoin, valued at approximately at approximately $34.5 million based on then-prevailing market prices.

Successfully implementing this strategy may present organizational and infrastructure challenges, and the Company may not be able to fully implement or realize the intended benefits of its strategy. There can be no assurance that the Company will be successful in implementing its new business strategy. In addition, moving to a new business strategy may result in a loss of established efficiency, which may have a negative impact on the Company’s business. The Company may also face an increased amount of competition as we attempt to expand and grow its business, which may negatively impact its results of operations, cash flows and financial condition.

Safe Harbor Statement

This Current Report on Form 8-K (this “Current Report”) may contain certain “forward-looking statements” relating to the business of the Company, and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “intends,” “expects,” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 25, 2025, relating to WhiteFiber, Inc.’s confidential submission of its Form S-1.
99.2	Press Release, dated June 25, 2025, relating to the Company’s Ethereum strategy.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIT DIGITAL, INC.

Date: June 25, 2025	By:	/s/ Sam Tabar
		Name:	Sam Tabar
		Title:	Chief Executive Officer

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